Scholastic Reports Fourth Quarter and Fiscal 2025 Results

Strong Execution and Cost Management Deliver Adjusted EBITDA In Line With Original Guidance

Returned Over $90 Million to Shareholders During Fiscal Year

Targeting Robust Profit Growth in Fiscal 2026, With Continued Cost Management

New York – July 24, 2025 - Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal fourth quarter and full year ended May 31, 2025.
Peter Warwick, President and Chief Executive Officer, said, “Scholastic delivered solid financial results in fiscal 2025, with strong Adjusted EBITDA in line with our original guidance. In the fourth quarter, continued strength in Children’s Book Publishing and Distribution, combined with successful execution and disciplined cost management, helped offset macroeconomic pressures on school spending, which continued to impact the Education division.
“This strong finish reflects meaningful progress on our 360-degree IP strategy. Last quarter’s global success of Sunrise on the Reaping, the latest installment in Suzanne Collins’ Hunger Games® series, showcased Scholastic’s unmatched leadership in creating enduring children’s book franchises. We expect the recently announced strategic combination of our Trade Publishing and School Reading Events divisions into a unified Children’s Book Group will unlock even more opportunities to deepen engagement with kids and families across all channels. At the same time, last year’s successful integration of 9 Story Media Group into our Entertainment division continues to expand the reach and monetization of Scholastic’s iconic IP. As a result, we are entering fiscal 2026 with strong momentum, which will include the November release of the next title in the best-selling Dog Man® series and a growing slate of content development and production commitments.
“In Education, we are taking important steps to reposition the business for profitable growth amid a challenging supplemental curriculum market. Under new leadership, the team is focusing our product development and go-to-market strategies to better align with the evolving needs of educators, schools, and families. While there continues to be near-term uncertainty about school funding, we remain optimistic about Scholastic’s essential role in classrooms and our opportunity to create value, by meeting the pressing need to teach children to read.
“As we begin fiscal 2026, we are now operating with a solid foundation and a focus on delivering strong earnings growth. We’ve advanced a series of strategic and operational initiatives that enhance our ability to drive long-term growth and deliver greater value to shareholders. These include our strategic reorganization, reducing costs, and evaluating options to optimize our real estate assets. With focused execution, a revitalized operating model, and the power of our beloved IP, Scholastic is well-positioned to capitalize on opportunities ahead, expand profitability, and deepen our impact on children at home, in schools, and around the world.”

Outlook

The Company is targeting significant growth in fiscal 2026 Adjusted EBITDA (as defined in the accompanying tables) to $160 million to $170 million, reflecting strength in our core businesses and cost-savings, partly offset by continued headwinds on school spending. This guidance is inclusive of approximately $10 million of expected incremental expense, compared to fiscal 2025, related to currently higher tariff rates. Revenue is expected to grow 2% to 4% in fiscal 2026. In the fiscal first quarter, the Company expects a seasonal loss approximately in line with the prior year.

Fiscal 2025 Q4 Review

In $ millions (except per share data)	Fourth Quarter		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$508.3	$474.9	$33.4	7%

Operating income (loss)	$53.5	$47.2	$6.3	13%
Earnings (loss) before taxes	$48.9	$47.3	$1.6	3%
Diluted earnings (loss) per share	$0.59	$1.23	$(0.64)	(52)%

Operating income (loss), ex. one-time items*	$63.4	$66.8	$(3.4)	(5)%
Diluted earnings (loss) per share, ex. one-time items *	$0.87	$1.73	$(0.86)	(50)%

Adjusted EBITDA*	$91.2	$90.7	$0.5	1%
* Please refer to the non-GAAP financial tables attached

Revenues increased 7% to $508.3 million reflecting higher revenues in Children’s Book Publishing and Distribution and the contribution of 9 Story Media Group, recorded in the Entertainment segment, partly offset by lower sales in Education Solutions.

Operating Income increased 13% to $53.5 million in the quarter compared to $47.2 million a year ago, including $9.9 million and $19.6 million in one-time charges in each period, respectively. Excluding one-time charges in both periods, operating income decreased $3.4 million, reflecting the timing of employee-related expenses in the quarter. Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) increased 1% to $91.2 million.

Quarterly Results
Children’s Book Publishing and Distribution
In the fiscal fourth quarter, the Children’s Book Publishing and Distribution segment’s revenues increased 9% to $288.2 million.

In School Reading Events, Book Fairs revenues were $177.8 million, up 5% from the prior year period, reflecting higher fair count. Book Clubs revenues were $13.1 million, a decline of 9% from the prior year period, primarily reflecting lower orders in the quarter, although full-year revenues and contribution margin improved.

Consolidated Trade revenues were $97.3 million, up 19% from the prior year period, despite continued pressure on consumer spending in the retail book market, reflecting the strong performance of the fifth book in Suzanne Collins’ global best-selling Hunger Games series, Sunrise on the Reaping.

Segment operating income was $57.6 million, compared to $50.4 million a year ago, which included one-time charges of $0.6 million in the current year. Excluding one-time charges, adjusted operating income improved by $7.8 million. The year-over-year increase was primarily driven by higher revenues in Consolidated Trade and School Reading Events.

Education Solutions

Education Solutions revenues decreased 7% to $125.7 million, on lower sales driven by the continuing headwinds in the supplemental curriculum market. Segment operating income was $30.7 million, which included one-time charges of $0.6 million, compared to $29.5 million in the prior year, which included one-time charges of $6.1 million. Excluding one-time charges, adjusted operating income decreased by $4.3 million, as a result of lower segment revenues. The segment is currently being repositioned, as the Company seeks to optimize the business for long-term growth and improved profitability.

Entertainment
Segment revenues were $14.8 million, compared to $0.6 million a year ago, primarily reflecting the addition of 9 Story Media Group. Segment operating loss was $3.0 million, which included one-time charges of $0.9 million, compared to $6.8 million in the prior year period, which included one-time charges of $6.3 million. Excluding one-time charges, adjusted segment operating loss increased $1.6 million. As part of the acquisition, the Company incurred $2.7 million of intangible amortization during the quarter.
International
Excluding unfavorable foreign currency exchange of $0.6 million, International revenues increased 9% to $76.8 million, primarily reflecting strong performance in trade channels across major markets following the latest release in the Hunger Games global franchise. Segment operating income was $3.7 million, which included one-time charges of $2.4 million, compared to a loss of $0.8 million in the prior year, which included one-time charges of $2.6 million. Excluding one-time charges, adjusted operating income improved by $4.3 million, driven by higher revenues and operational efficiencies.

Overhead

Overhead costs were $35.5 million, which included one-time charges of $5.4 million, compared to $25.1 million in the prior year period, which included one-time charges of $4.6 million. Excluding one-time charges, adjusted overhead costs increased $9.6 million, primarily attributable to the timing of employee-related expenses during the year.

Fiscal 2025 Full Year Review

In $ millions (except per share data)	Full Year		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$1,625.5	$1,589.7	$35.8	2%

Operating income (loss)	$15.8	$14.5	$1.3	9%
Earnings (loss) before taxes	$(1.3)	$16.2	$(17.5)	(108)%
Diluted earnings (loss) per share	$(0.07)	$0.40	$(0.47)	(118)%

Operating income (loss), ex. one-time items*	$35.8	$44.7	$(8.9)	(20)%
Diluted earnings (loss) per share, ex. one-time items *	$0.48	$1.14	$(0.66)	(58)%

Adjusted EBITDA*	$145.4	$136.9	$8.5	6%
* Please refer to the non-GAAP financial tables attached

Revenues increased 2% to $1,625.5 million, primarily reflecting the contribution of 9 Story Media Group, recorded in the Entertainment segment, higher revenues from new releases in Trade Publishing, which offset softness in the overall retail market, and strong performance in Book Fairs. These gains were partly offset by lower supplemental product sales in Education Solutions.

Operating Income increased 9% to $15.8 million, compared to $14.5 million a year ago, including $20.0 million and $30.2 million in one-time charges in each period, respectively. Excluding one-time charges in both periods, adjusted operating income decreased $8.9 million. This primarily reflects the impact of lower sales in Education Solutions. As part of the acquisition, the Company incurred $9.2 million of intangible amortization during the period. Excluding the amortization, operating income was $25.0 million. Adjusted EBITDA increased 6% to $145.4 million, primarily reflecting the benefit of the 9 Story Media Group acquisition and strong performance in the Children’s Book Publishing and Distribution and International segments, which more than offset the impact of lower results in Education Solutions.

Capital Position and Liquidity

In $ millions	Full Year		Change
	Fiscal 2025	Fiscal 2024	$	%
Net cash provided by operating activities	$124.2	$154.6	$(30.4)	(20)%
Additions to property, plant and equipment and prepublication expenditures	(76.7)	(81.2)	4.5	6%
Net borrowings (repayments) of film related obligations	(18.3)	—	(18.3)	NM
Free cash flow (use)*	$29.2	$73.4	$(44.2)	(60)%

Net cash (debt)*	$(136.6)	$107.7	$(244.3)	NM
NM - Not Meaningful
* Please refer to the non-GAAP financial tables attached

Net cash provided by operating activities was $124.2 million, compared to $154.6 million in the prior year period, primarily driven by lower cash earnings and increased inventory purchases. Free cash flow was $29.2 million in fiscal 2025, compared to $73.4 million in the prior year period.

Net debt was $136.6 million compared to a net cash position of $107.7 million in the prior year period, reflecting the Company’s borrowings under its revolving credit facility to fund the acquisition of 9 Story Media Group.

In fiscal 2025, the Company distributed $22.6 million in dividends, including $5.6 million in the fourth quarter, and repurchased 3,482,280 shares of its common stock for $70.0 million. There is currently $70.0 million authorized for repurchases of the Company’s common stock under its stock repurchase program. The Company expects to continue purchasing shares, from time to time as conditions allow, on the open market or in negotiated private transactions for the foreseeable future.

Scholastic has retained Newmark Group to identify investment partners for potential sale-leaseback transactions of its owned office and retail real estate in New York City and its owned distribution centers in Jefferson City, Missouri, respectively. The Company believes that in addition to its strong balance sheet, with modest debt, its significant real estate assets, if monetized, could provide significant liquidity to be deployed in accordance with its capital allocation priorities, including debt reduction and share repurchases.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, July 24, 2025. Peter Warwick, Scholastic President and Chief Executive Officer, and Haji Glover, the Company’s Chief Financial Officer, Executive Vice President, will moderate the call.

A live webcast of the call can be accessed at https://edge.media-server.com/mmc/p/biestm2g. To access the conference call by phone, please go to https://register-conf.media-server.com/register/BI996d2e9bd4bc407fb91365fbcc7104a3, which will provide dial-in details. To avoid delays, participants are encouraged to dial into the conference call five minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will be posted at investor.scholastic.com.

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children’s books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children's media. As the world's largest publisher and distributor of children's books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

Contact

Investors:
Jeffrey Mathews
(212) 343-6741, investor_relations@scholastic.com

Media:
Anne Sparkman
(212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended		Twelve months ended
	05/31/25	05/31/24	05/31/25	05/31/24
Revenues	$508.3	$474.9	$1,625.5	$1,589.7
Operating costs and expenses:
Cost of goods sold	207.3	192.3	718.8	705.1
Selling, general and administrative expenses	227.8	210.9	822.3	803.0
Depreciation and amortization	17.2	15.0	65.7	57.1
Asset impairments and write downs	2.5	9.5	2.9	10.0
Total operating costs and expenses	454.8	427.7	1,609.7	1,575.2
Operating income (loss)	53.5	47.2	15.8	14.5
Interest income (expense), net	(4.3)	0.3	(16.0)	2.7
Other components of net periodic benefit (cost)	(0.3)	(0.2)	(1.1)	(1.0)
Earnings (loss) before income taxes	48.9	47.3	(1.3)	16.2
Provision (benefit) for income taxes	33.5	11.4	0.6	4.1
Net income (loss)	15.4	35.9	(1.9)	12.1
Basic and diluted earnings (loss) per share of Class A and Common Stock (1)
Basic	$0.59	$1.26	$(0.07)	$0.41
Diluted	$0.59	$1.23	$(0.07)	$0.40
Basic weighted average shares outstanding	26,113	28,511	27,631	29,557
Diluted weighted average shares outstanding	26,209	29,228	27,907	30,361
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	Three months ended		Change		Twelve months ended		Change
	05/31/25	05/31/24	$	%	05/31/25	05/31/24	$	%
Children’s Book Publishing and Distribution
Revenues
Books Clubs	$13.1	$14.4	$(1.3)	(9)%	$64.2	$62.7	$1.5	2%
Book Fairs	177.8	169.5	8.3	5%	548.3	541.6	6.7	1%
School Reading Events	190.9	183.9	7.0	4%	612.5	604.3	8.2	1%
Consolidated Trade	97.3	81.5	15.8	19%	351.4	349.0	2.4	1%
Total Revenues	288.2	265.4	22.8	9%	963.9	953.3	10.6	1%
Operating income (loss)	57.6	50.4	7.2	14%	130.7	123.3	7.4	6%
Operating margin	20.0%	19.0%			13.6%	12.9%

Education Solutions
Revenues	125.7	135.7	(10.0)	(7)%	309.8	351.2	(41.4)	(12)%
Operating income (loss)	30.7	29.5	1.2	4%	6.3	15.8	(9.5)	(60)%
Operating margin	24.4%	21.7%			2.0%	4.5%

Entertainment (1)
Revenues	14.8	0.6	14.2	NM	61.0	1.9	59.1	NM
Operating income (loss)	(3.0)	(6.8)	3.8	56%	(12.1)	(11.2)	(0.9)	(8)%
Operating margin	NM	NM			NM	NM

International
Revenues	76.8	70.8	6.0	8%	279.6	273.6	6.0	2%
Operating income (loss)	3.7	(0.8)	4.5	NM	(1.0)	(6.9)	5.9	86%
Operating margin	4.8%	NM			NM	NM

Overhead
Revenues	2.8	2.4	0.4	17%	11.2	9.7	1.5	15%
Operating income (loss)	(35.5)	(25.1)	(10.4)	(41)%	(108.1)	(106.5)	(1.6)	(2)%

Operating income (loss)	$53.5	$47.2	$6.3	13%	$15.8	$14.5	$1.3	9%
NM - Not meaningful
(1) The Entertainment segment includes the operations of Scholastic Entertainment Inc. (SEI), which were included in the Children’s Book Publishing and Distribution segment in prior periods, and 9 Story Media Group. The financial results for SEI for the prior periods presented have been reclassified to Entertainment to reflect this change.

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
	05/31/25	05/31/24
Cash and cash equivalents	$124.0	$113.7
Accounts receivable, net	273.4	235.0
Inventories, net	250.2	264.2
Accounts payable	157.3	138.5
Deferred revenue	178.8	161.1
Accrued royalties	69.1	48.5
Film related obligations	18.3	—
Lines of credit and long-term debt	256.2	6.0
Net cash (debt) (1)	(136.6)	107.7
Total stockholders’ equity	946.5	1,018.1

Selected Cash Flow Items
	Three months ended		Twelve months ended
	05/31/25	05/31/24	05/31/25	05/31/24
Net cash provided by (used in) operating activities	$106.9	$69.9	$124.2	$154.6
Property, plant and equipment additions	(12.3)	(14.6)	(52.2)	(58.4)
Prepublication expenditures	(8.7)	(5.6)	(24.5)	(22.8)
Net borrowings (repayments) of film related obligations	0.3	—	(18.3)	—
Free cash flow (use) (2)	$86.2	$49.7	$29.2	$73.4

(1) Net cash (debt) is defined by the Company as cash and cash equivalents less production cash of $4.4 as of May 31, 2025, net of lines of credit and short-term and long-term-debt. Film related obligations are not included. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from sale of assets, reduced by spending on property, plant and equipment and prepublication costs and adjusted for net cash flows from film related obligations. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4

Scholastic Corporation
Supplemental Results - Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	Three months ended
	05/31/2025			05/31/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$0.59	$0.29	$0.87	$1.23	$0.51	$1.73
Net income (loss) (2)	$15.4	$7.5	$22.9	$35.9	$14.6	$50.5
Earnings (loss) before income taxes	$48.9	$9.9	$58.8	$47.3	$19.6	$66.9

Children’s Book Publishing and Distribution (3)	$57.6	$0.6	$58.2	$50.4	$0.0	$50.4
Education Solutions (4)	30.7	0.6	31.3	29.5	6.1	35.6
Entertainment(5)	(3.0)	0.9	(2.1)	(6.8)	6.3	(0.5)
International (6)	3.7	2.4	6.1	(0.8)	2.6	1.8
Overhead (7)	(35.5)	5.4	(30.1)	(25.1)	4.6	(20.5)
Operating income (loss)	$53.5	$9.9	$63.4	$47.2	$19.6	$66.8

	Twelve months ended
	05/31/2025			05/31/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$(0.07)	$0.55	$0.48	$0.40	$0.76	$1.14
Net income (loss) (2)	$(1.9)	$15.2	$13.3	$12.1	$22.5	$34.6
Earnings (loss) before income taxes	$(1.3)	$20.0	$18.7	$16.2	$30.2	$46.4

Children’s Book Publishing and Distribution (3)	$130.7	$0.6	$131.3	$123.3	$0.5	$123.8
Education Solutions (4)	6.3	0.6	6.9	15.8	6.1	21.9
Entertainment (5)	(12.1)	4.9	(7.2)	(11.2)	9.3	(1.9)
International (6)	(1.0)	3.9	2.9	(6.9)	3.8	(3.1)
Overhead (7)	(108.1)	10.0	(98.1)	(106.5)	10.5	(96.0)
Operating income (loss)	$15.8	$20.0	$35.8	$14.5	$30.2	$44.7
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.
(2) In the three and twelve months ended May 31, 2025, the Company recognized a benefit of $2.4 and $4.8, respectively, for income taxes in respect to one-time pretax items. In the three and twelve months ended May 31, 2024, the Company recognized a benefit of $5.0 and $7.7, respectively, for income taxes in respect to one-time pretax items.

(3) In the three and twelve months ended May 31, 2025, the Company recognized pretax asset impairment of $0.6 related to a digital product. In the twelve months ended May 31, 2024, the Company recognized pretax asset impairment of $0.5 related to the early exit of a sales office lease.

(4) In the three and twelve months ended May 31, 2025, the Company recognized pretax asset impairment of $0.6 related to certain digital products. In the three and twelve months ended May 31, 2024, the Company recognized pretax asset impairment of $6.1 related to certain education products.

(5) In the three and twelve months ended May 31, 2025, the Company recognized pretax severance of $0.3 and $1.4, respectively, related to cost-savings initiatives, pretax costs of $0.4 and $3.0, respectively, related to the acquisition of 9 Story Media Group and pretax asset impairment of $0.2 and $0.5, respectively, related to the early exit of certain leased office space in Canada and Ireland. In the three and twelve months ended May 31, 2024, the Company recognized pretax costs associated with its planned investment in 9 Story Media Group of $6.3 and $9.3, respectively.

(6) In the three and twelve months ended May 31, 2025, the Company recognized pretax severance of $1.3 and $2.8, respectively, related to cost-savings initiatives and pretax asset impairment of $1.1 related to the reorganization in China. In the three and twelve months ended May 31, 2024, the Company recognized pretax costs, primarily severance, of $1.5 and $2.7, respectively, related to restructuring and cost-savings initiatives and pretax asset impairment of $1.1 primarily related to the early exit of an office lease in Canada.

(7) In the three and twelve months ended May 31, 2025, the Company recognized pretax severance of $3.4 and $7.6, respectively, related to cost-savings initiatives, other pretax expenses of $1.9 and $2.3, respectively, and asset impairment of $0.1 related to the early exit of an office lease. In the three and twelve months ended May 31, 2024, the Company recognized pretax severance of $2.3 and $8.2, respectively, related to cost-savings initiatives and pretax impairment of $2.3 related to the early exit of an office lease.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	05/31/25	05/31/24
Earnings (loss) before income taxes as reported	$48.9	$47.3
One-time items before income taxes	9.9	19.6
Earnings (loss) before income taxes excluding one-time items	58.8	66.9
Interest (income) expense (1)	4.5	(0.3)
Depreciation and amortization	27.9	24.1
Adjusted EBITDA (2)	$91.2	$90.7

	Twelve months ended
	05/31/25	05/31/24
Earnings (loss) before income taxes as reported	$(1.3)	$16.2
One-time items before income taxes	20.0	30.2
Earnings (loss) before income taxes excluding one-time items	18.7	46.4
Interest (income) expense (1)	16.4	(2.7)
Depreciation and amortization	110.3	93.2
Adjusted EBITDA (2)	$145.4	$136.9

(1) For the three and twelve months ended May 31, 2025, amounts include production loan interest amortized into cost of goods sold.
(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Table 6

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA by Segment
(Unaudited)
(In $ Millions)

	Three months ended
	05/31/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$57.5	$30.7	$(2.9)	$2.9	$(39.3)	$48.9
One-time items before income taxes	0.6	0.6	0.9	2.4	5.4	9.9
Earnings (loss) before income taxes excluding one-time items	58.1	31.3	(2.0)	5.3	(33.9)	58.8
Interest (income) expense (2)	0.1	0.0	0.7	0.1	3.6	4.5
Depreciation and amortization (3)	8.0	6.2	5.0	2.0	6.7	27.9
Adjusted EBITDA	$66.2	$37.5	$3.7	$7.4	$(23.6)	$91.2
	Three months ended
	05/31/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$50.4	$29.5	$(6.8)	$(1.1)	$(24.7)	$47.3
One-time items before income taxes	0.0	6.1	6.3	2.6	4.6	19.6
Earnings (loss) before income taxes excluding one-time items	50.4	35.6	(0.5)	1.5	(20.1)	66.9
Interest (income) expense	0.0	0.0	—	(0.1)	(0.2)	(0.3)
Depreciation and amortization (3)	8.0	7.7	0.1	1.9	6.4	24.1
Adjusted EBITDA	$58.4	$43.3	$(0.4)	$3.3	$(13.9)	$90.7

	Twelve months ended
	05/31/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$130.5	$6.3	$(14.3)	$(3.1)	$(120.7)	$(1.3)
One-time items before income taxes	0.6	0.6	4.9	3.9	10.0	20.0
Earnings (loss) before income taxes excluding one-time items	131.1	6.9	(9.4)	0.8	(110.7)	18.7
Interest (income) expense (2)	0.2	0.0	3.2	0.1	12.9	16.4
Depreciation and amortization (3)	31.1	24.8	21.5	7.9	25.0	110.3
Adjusted EBITDA	$162.4	$31.7	$15.3	$8.8	$(72.8)	$145.4
	Twelve months ended
	05/31/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$123.2	$15.8	$(11.2)	$(8.3)	$(103.3)	$16.2
One-time items before income taxes	0.5	6.1	9.3	3.8	10.5	30.2
Earnings (loss) before income taxes excluding one-time items	123.7	21.9	(1.9)	(4.5)	(92.8)	46.4
Interest (income) expense	0.1	0.0	—	(0.2)	(2.6)	(2.7)
Depreciation and amortization (3)	32.0	31.0	0.3	7.4	22.5	93.2
Adjusted EBITDA	$155.8	$52.9	$(1.6)	$2.7	$(72.9)	$136.9
(1) The Company’s segments are defined as the following: CBPD - Children's Book Publishing and Distribution segment; EDUC - Education Solutions segment; ENT - Entertainment segment; INTL - International segment; OVH - unallocated overhead.

(2) For the three and twelve months ended May 31, 2025, amounts include production loan interest amortized into cost of goods sold.
(3) Depreciation and amortization in the Children’s Book Publishing and Distribution, Education Solutions and International segments includes amounts allocated from overhead.